Exhibit (a)(12)
<PAGE #>
                                                             EXECUTION COPY







                               $213,000,000


                             CREDIT AGREEMENT

                        Dated as of August 11, 1997

                                   Among

                          CDSI ACQUISITION CORP.

                                as Borrower
                                __ ________

                                    and

                     THE INITIAL LENDERS NAMED HEREIN

                            as Initial Lenders
                            __ _______ _______

                                    and

                        NATIONSBANK OF TEXAS, N.A.

               as Administrative Agent and Collateral Agent
               __ ______________ _____ ___ __________ _____

                                    and

                          THE BANK OF NOVA SCOTIA

                          as Documentation Agent
                          __ _____________ _____

<PAGE #>
                     T A B L E   O F   C O N T E N T S

Section                                                                Page

                                 ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . .   1
     1.02.  Computation of Time Periods . . . . . . . . . . . . . . . .  15
     1.03.  Accounting Terms. . . . . . . . . . . . . . . . . . . . . .  15

                                ARTICLE II

                     AMOUNTS AND TERMS OF THE ADVANCES

     2.01.  The Advances. . . . . . . . . . . . . . . . . . . . . . . .  15
     2.02.  Making the Advances . . . . . . . . . . . . . . . . . . . .  16
     2.03.  Repayment of Advances . . . . . . . . . . . . . . . . . . .  17
     2.04.  Termination or Reduction of the Commitments . . . . . . . .  17
     2.05.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . .  17
     2.06.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . .  18
     2.07.  Agent's Fees. . . . . . . . . . . . . . . . . . . . . . . .  18
     2.08.  Conversion of Advances. . . . . . . . . . . . . . . . . . .  18
     2.09.  Increased Costs, Etc. . . . . . . . . . . . . . . . . . . .  19
     2.10.  Payments and Computations . . . . . . . . . . . . . . . . .  20
     2.11.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     2.12.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . .  22
     2.13.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  23
     2.14.  Defaulting Lenders. . . . . . . . . . . . . . . . . . . . .  23

                                ARTICLE III

                           CONDITIONS OF LENDING

     3.01.  Conditions Precedent to Initial Extension of Credit . . . .  25
     3.02.  Conditions Precedent to Each Borrowing. . . . . . . . . . .  29
     3.03.  Determinations Under Section 3.01 . . . . . . . . . . . . .  29

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

     4.01.  Representations and Warranties of the Borrower. . . . . . .  29

                                 ARTICLE V

                         COVENANTS OF THE BORROWER
     5.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . .  33
     5.02.  Negative Covenants. . . . . . . . . . . . . . . . . . . . .  36
     5.03.  Reporting Requirements. . . . . . . . . . . . . . . . . . .  38

                                ARTICLE VI

                             EVENTS OF DEFAULT

     6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . .  41

                                ARTICLE VII

                                 THE AGENT

     7.01.  Authorization and Action. . . . . . . . . . . . . . . . . .  43
     7.02.  Agent's Reliance, Etc.. . . . . . . . . . . . . . . . . . .  44
     7.03.  NationsBank and Affiliates. . . . . . . . . . . . . . . . .  44
     7.04.  Lender Credit Decision. . . . . . . . . . . . . . . . . . .  44
     7.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . .  44
     7.06.  Successor Agents. . . . . . . . . . . . . . . . . . . . . .  45

                               ARTICLE VIII

                               MISCELLANEOUS

     8.01.  Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . .  45
     8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . .  46
     8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . .  46
     8.04.  Costs and Expenses. . . . . . . . . . . . . . . . . . . . .  46
     8.05.  Right of Set-off. . . . . . . . . . . . . . . . . . . . . .  48
     8.06.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . .  48
     8.07.  Assignments and Participations. . . . . . . . . . . . . . .  48
     8.08.  Execution in Counterparts . . . . . . . . . . . . . . . . .  50
     8.09.  Confidentiality . . . . . . . . . . . . . . . . . . . . . .  50
     8.10.  Jurisdiction, Etc.. . . . . . . . . . . . . . . . . . . . .  50
     8.11.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .  51
     8.12.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . .  51


SCHEDULES

Schedule I -   Commitments and Applicable Lending Offices

Schedule 3.01(h)    -    [Intentionally Omitted]

Schedule 4.01(a)    -    Equity Investors

Schedule 4.01(d)    -    Authorizations, Approvals, Actions, Notices and
Filings

Schedule 4.01(u)    -    Existing Debt



EXHIBITS

Exhibit A-1    -    Form of Term A Note

Exhibit A-2    -    Form of Term B Note

Exhibit B  -   Form of Notice of Borrowing

Exhibit C  -   Form of Assignment and Acceptance

Exhibit D  -   Form of Borrower Pledge Agreement

Exhibit E  -   Form of Holdings Pledge Agreement

Exhibit F  -   Form of Security Agreement

Exhibit G  -   Form of Holdings Guaranty

Exhibit H  -   Form of Welsh Carson Guaranty

Exhibit I  -   Form of Opinion of Counsel to the Loan Parties

                             CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of August 11, 1997 among CDSI ACQUISI-TION CORP., a Delaware corporation (the "Borrower"), the banks, financial
                                         ________
institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), NATIONSBANK OF
                                    _______________
TEXAS, N.A. ("NationsBank"), as administrative agent and collateral agent
              ___________
(together with any successor appointed pursuant to Article VII, the "Agent") for the Lenders (as hereinafter defined) and THE BANK OF NOVA
 _____
SCOTIA, as documentation agent (the "Documentation Agent").
                                     ___________________


PRELIMINARY STATEMENTS:

          (1) The Borrower is a wholly owned Subsidiary (as hereinafter defined) of CDSI Holding Corporation, a Delaware corporation ("Holdings"),
                                                               ________
which was organized by Welsh Carson (as hereinafter defined) to acquire control of Control Data Systems, Inc., a Delaware corporation (the "Compa-
                                                                    ______
ny").  Pursuant to an Offer to Purchase dated as of July 15, 1997 (as
__
amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents (as hereinafter defined), the "Offer to Purchase"), the Borrower
                                         _________________
has offered to purchase all of the shares of the Company's outstanding common stock, $0.01 par value (the "Company Stock"), for $20.25 in cash per
                                    _____________
share (the "Tender Offer").  The Tender Offer is being made pursuant to an
            ____________
Agreement and Plan of Merger dated as of July 8, 1997 (as amended, supple-mented or otherwise modified in accordance with its terms, to the extent permitted in accordance with the Loan Documents, the "Merger Agreement",
                                                      ________________
subject to the terms and conditions set forth therein) among Holdings, the Borrower and the Company. Pursuant to the Merger Agreement, the Borrower has agreed to consummate a merger (the "Merger") with the Company in which
                                        ______
the Company will be the surviving corporation (the "Surviving Corpora-
                                                    __________________
tion").
____

          (2) The Borrower has requested that, upon the consummation of the Tender Offer, the Lenders lend to the Borrower up to $213,000,000, consisting of $85,200,000 under the Term A Facility and $127,800,000 under the Term B Facility in order to pay to the holders of the Company Stock (other than the Borrower) the cash consideration for their shares in the Tender Offer, pay interest on borrowings hereunder, and pay transaction fees and expenses and for certain other purposes as provided herein. The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                 ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement,
                         _____________________
the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means a Term A Advance or a Term B Advance.
           _______

          "Affiliate" means, as to any Person, any other Person that,
           _________
     directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such
<PAGE #>
     Person. For purposes of this definition, the term "control" (includ-ing the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" has the meaning specified in the recital of parties to
           _____
     this Agreement.

          "Agent's Account" means the account of the Agent maintained by
           _______________
     the Agent with NationsBank at its office at 901 Main Street, 14th Floor, Dallas, Texas 75202, Account No. 1292000883, Attention: Gilda Digges.

          "Applicable Lending Office" means, with respect to each Lender,
           _________________________
     such Lender's Domestic Lending Office in the case of a Prime Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means (a) 0.0% per annum for Prime Rate
           _________________
     Advances and 0.875% per annum for Eurodollar Rate Advances outstanding under the Term A Facility and (b) 1.00% for Advances outstanding under the Term B Facility.

          "Assignment and Acceptance" means an assignment and acceptance
           _________________________
     entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

          "Borrower" has the meaning specified in the recital of parties to
           ________
     this Agreement.

          "Borrower Pledge Agreement" has the meaning specified in Section
           _________________________
      3.01(m)(viii).

          "Borrower's Account" means the account of the Borrower maintained
           __________________
     by the Borrower with NationsBank at its office at 901 Main Street, 14th Floor, Dallas, Texas 75202, Account No. [1292000883].

          "Borrowing" means a Term A Borrowing or a Term B Borrowing.
           _________

          "Business Day" means a day of the year on which banks are not
           ____________
     required or authorized by law to close in Dallas, Texas or New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London inter-bank market.

          "Capital Expenditures" means, for any Person for any period, the
           ____________________
     sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as addi-tions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus
     (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

          "Capitalized Leases" means all leases that have been or should
           __________________
     be, in accordance with GAAP, recorded as capitalized leases.
<PAGE #>
          "Cash Equivalents" means any of the following, to the extent
           ________________
     owned by the Borrower or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 90 days from the date of thereof: (a) readily marketable direct obligations of the Govern-ment of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or
     (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation orga-nized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

          "CERCLA" means the Comprehensive Environmental Response, Compen-
           ______
     sation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compen-
           _______
     sation and Liability Information System maintained by the U.S. Envi-ronmental Protection Agency.

          "Collateral" means all "Collateral" referred to in the Collateral
           __________
     Documents and all other property that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

          "Collateral Documents" means the Security Agreement (including
           ____________________
     the Consent and Agreement in the form attached as an exhibit thereto), the Borrower Pledge Agreement, the Holdings Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

          "Commitment" means a Term A Commitment or a Term B Commitment.
           __________

          "Company" has the meaning specified in the Preliminary State-
           _______
     ments.

          "Company Stock" has the meaning specified in the Preliminary
           _____________
     Statements.

          "Confidential Information" means information that the Borrower
           ________________________
     furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower.

          "Consolidated" refers to the consolidation of accounts in accor-
           ____________
     dance with GAAP.

          "Control Date" means the date on which Persons designated or
           ____________
     approved by the Borrower constitute a majority of the board of direc-tors of the Company.

          "Conversion", "Convert" and "Converted" each refer to a conver-
           __________    _______       _________
     sion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

          "Debt" of any Person means, without duplication, (a) all indebt-
           ____
     edness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or
<PAGE #>
     services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agree-ment with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capital-ized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,
     (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or in respect of any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would
           _______
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender at any
           _________________
     time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time which has not been made by such Lender or by the Agent for the account of such Lender pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
     Section 2.14(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender at any time,
           ________________
     any amount required to be paid by such Lender to the Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to
     (a) the Agent pursuant to Section 2.02(d) to reimburse the Agent for the amount of any Advance made by the Agent for the account of such Lender, (b) any other Lender pursuant to Section 2.12 to purchase any participation in Advances owing to such other Lender and (c) the Agent pursuant to Section 7.05 to reimburse the Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder
<PAGE #>
     or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender that, at such
           _________________
     time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Depositary" means The Bank of New York, as depositary under the
           __________
     Depositary Agreement.

          "Depositary Agreement" means the Depositary Agreement dated as of
           ____________________
     July 15, 1997 between the Borrower and the Depositary.

          "Documentation Agent" has the meaning specified in the recital of
           ___________________
     parties to this Agreement.

          "Domestic Lending Office" means, with respect to any Lender, the
           _______________________
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Effective Date" means the first date on which the conditions
           ______________
     precedent set forth in Article III shall have been satisfied.

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a
           _________________
     Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Agent and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed, provided, however, that neither any Loan Party nor any Affiliate of a
     ________  _______
     Loan Party shall qualify as an Eligible Assignee under this defini-tion.

          "Environmental Action" means any action, suit, demand, demand
           ____________________
     letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, includ-ing, without limitation, (a) by any governmental or regulatory author-ity for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any
<PAGE #>
     governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunc-tive relief.

          "Environmental Law" means any federal, state, local or foreign
           _________________
     statute, law, ordinance, rule, regulation, code, order, writ, judg-ment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification
           ____________________
     number, license or other authorization required under any Environmen-tal Law.

          "Equity Investor" means (i) Welsh Carson and WCAS Capital Part-
           _______________
     ners III, L.P., a Delaware limited partnership, and their respective Affiliates or (ii) an individual who is a general partner or managing member of a general partner of Welsh Carson or WCAS Capital Partners III, L.P.

          "ERISA" means the Employee Retirement Income Security Act of
           _____
     1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV
           _______________
     of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of
     Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a)(i) the occurrence of a reportable event,
           ___________
     within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
     Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
     Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Sec-tion 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
     (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substan-tial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regula-
           ________________________
     tion D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender,
           _________________________
     the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the
<PAGE #>
     Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodol-
           _______________
     lar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
     (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to NationsBank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if NationsBank shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period (provided that if for any reason such
                                    ________
     rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approxi-mately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on
             ________  _______
     Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as
           _______________________
     provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for
           __________________________________
     all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (in-cluding, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consist-ing of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           _________________

          "Existing Debt" means Debt of the Company and its Subsidiaries
           _____________
     outstanding immediately before giving effect to the consummation of the Tender Offer.

          "Extraordinary Receipt" means any cash received by or paid to or
           _____________________
     for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments.

          "Facility" means the Term A Facility or the Term B Facility.
           ________

          "Federal Funds Rate" means, for any period, a fluctuating inter-
           __________________
     est rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as
<PAGE #>
     published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Year" means a fiscal year of the Borrower and its Consol-
           ___________
     idated Subsidiaries ending on December 31 in any calendar year.

          "GAAP" has the meaning specified in Section 1.03.
           ____

          "Guarantor" means Holdings and Welsh Carson.
           _________

          "Guaranties" means the Holdings Guaranty and the Welsh Carson
           __________
     Guaranty.

          "Hazardous Materials" means (a) petroleum or petroleum products,
           ___________________
     by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classi-fied or regulated as hazardous or toxic or as a pollutant or contami-nant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar
           ________________
     agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Holdings" has the meaning specified in the Preliminary State-
           ________
     ments.

          "Holdings Guaranty" has the meaning specified in Section
           _________________
     3.01(m)(xi).

          "Holdings Pledge Agreement" has the meaning specified in Section
           _________________________
     3.01(m)(ix).

          "Indemnified Party" has the meaning specified in Section 8.04(b).
           _________________

          "Initial Extension of Credit" means the occurrence of the initial
           ___________________________
     Borrowing hereunder.

          "Initial Lenders" has the meaning specified in the recital of
           _______________
parties to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if
           _____________
any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Period" means, for each Eurodollar Rate Advance com-
           _______________
     prising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months (or such other period as each Lender and the Borrower may agree), as the Borrower may, upon notice received by the Agent not later than 10:00 A.M. (Dallas, Texas time)) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
     ________  _______
<PAGE #>
               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such exten-
                                   ________  _______
          sion would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numeri-cally corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986,
           _____________________
     as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such
           __________
     Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obliga-tions or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.
      ____

          "Lenders" means the Initial Lenders and each Person that shall
           _______
     become a Lender hereunder pursuant to Section 8.07.

          "Lien" means any lien, security interest or other charge or
           ____
     encumbrance of any kind, or any other type of preferential arrange-ment, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (a) for purposes of this Agreement and the
           ______________
     Notes and any amendment, supplement or modification hereof or thereof and for all other purposes other than for purposes of the Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes,
     (iii) the Guaranties and (iv) the Collateral Documents, (b) for purposes of the Holdings Guaranty and the Collateral Documents (other than the Borrower Pledge Agreement), (i) this Agreement, (ii) the Notes, (iii) the Guaranties, and (iv) the Collateral Documents (other than the Pledge Agreement), (c) for purposes of the Welsh Carson Guaranty, (i) this Agreement, (ii) the Term A Notes and (iii) the Welsh Carson Guaranty and (d) for purposes of the Borrower Pledge
<PAGE #>
     Agreement, (i) this Agreement, (ii) the Term B Notes and (iii) the Borrower Pledge Agreement, in each case as amended, supplemented or otherwise modified from time to time.

          "Loan Parties" means the Company, the Borrower and the Guaran-
           ____________
     tors.

          "Margin Stock" has the meaning specified in Regulation U.
           ____________

          "Material Adverse Change" means any material adverse change in
           _______________________
     the business, condition (financial or otherwise), operations, perfor-mance, properties or prospects of each of Holdings, the Borrower and the Company either individually or together with its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on
           _______________________
     (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of each of Holdings, the Borrower or the Company, either individually or together with its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

          "Merger" has the meaning specified in the Preliminary Statements.
           ______

          "Merger Agreement" has the meaning specified in the Preliminary
           ________________
     Statements.

          "Merger Facilities" means a senior secured credit agreement to be
           _________________
     entered into by the Borrower and one or more banks or other financial institutions providing for advances to be made upon or after the consummation of the Merger in order to refinance borrowings under this Agreement, pay to the holders of the Company Stock (other than the Borrower) the cash consideration for their shares in the Merger, pay transaction fees and expenses, refinance certain Existing Debt of the Company and pay related transaction fees and expenses and provide ongoing financing for the Company and its Subsidiaries.

          "Multiemployer Plan" means a multiemployer plan, as defined in
           __________________
     Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined
           ______________________
     in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so main-tained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NationsBank" has the meaning specified in the recital of parties
           ___________
     to this Agreement.

          "Net Cash Proceeds" means, with respect to any sale, lease,
           _________________
     transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on
<PAGE #>
     behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and
     (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

          "Note" means a Term A Note or a Term B Note.
           ____

          "Notice of Borrowing" has the meaning specified in
           ___________________
     Section 2.02(a).

          "NPL" means the National Priorities List under CERCLA.
           ___

          "Obligation" means, with respect to any Person, any payment,
           __________
     performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OECD" means the Organization for Economic Cooperation and
           ____
     Development.

          "Offer to Purchase" has the meaning specified in the Preliminary
           _________________
     Statements.

          "Open Year" has the meaning specified in Section 4.01(aa).
           _________

          "Other Taxes" has the meaning specified in Section 2.11(b).
           ___________

          "PBGC" means the Pension Benefit Guaranty Corporation (or any
           ____
     successor).

          "Permitted Liens" means such of the following as to which no
           _______________
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.
<PAGE #>
          "Person" means an individual, partnership, corporation (including
           ______
     a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ____

          "Pledged Debt" has the meaning specified in the Holdings Pledge
           ____________
     Agreement.

          "Pledged Shares" has the meaning specified in the Borrower Pledge
           ______________
     Agreement and the Holdings Pledge Agreement.

          "Pre-Commitment Information" has the meaning specified in Section
           __________________________
     3.01(k).

          "Preferred Stock" means, with respect to any corporation, capital
           _______________
     stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Prime Rate" means a fluctuating interest rate per annum in
           __________
     effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by NationsBank, N.A. in Charlotte, North Carolina, from time to time, as NationsBank's prime rate;

               (b)  1/2 of one percent per annum above the Federal Funds
          Rate.

          "Prime Rate Advance" means an Advance that bears interest as
           __________________
     provided in Section 2.06(a)(i).

          "Redeemable" means, with respect to any capital stock or other
           __________
     ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Register" has the meaning specified in Section 8.07(d).
           ________

          "Regulation U" means Regulation U of the Board of Governors of
           ____________
     the Federal Reserve System, as in effect from time to time.

          "Related Documents" means the Offer to Purchase, the Merger
           _________________
     Agreement, the Subordinated Debt Documents, the Depositary Agreement, all agreements or instruments evidencing Pledged Debt and the Securi-ties Purchase Agreement and the Subscription Agreement.

          "Required Lenders" means at any time Lenders owed or holding at
           ________________
     least 66-2/3% of the aggregate principal amount of the Advances outstanding at such time or, if no such principal amount is outstand-ing at such time, Lenders holding at least 66-2/3% of the aggregate of the Term A Commitments and Term B Commitments; provided, however, that
                                                    ________  _______
     if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of the Advances owing to such Lender and
<PAGE #>
     outstanding at such time, or, if applicable, the aggregate unused Term A and Term B Commitments of such Lender at such time.

          "Responsible Officer" means any officer of any Loan Party or any
           ___________________
     of its Subsidiaries.

          "Secured Parties" means the Agent and the Lenders.
           _______________

          "Securities Purchase Agreement" means the Securities Purchase
           _____________________________
     Agreement, dated as of August 11, 1997, among Holdings, Welsh Carson, WCAS Capital Partners III, L.P., WCAS Information Partners, L.P. and the other parties listed on Schedule I thereto.

          "Security Agreement" has the meaning specified in Section
           __________________
     3.01(m)(ix).

          "Set-Aside Amount" has the meaning specified in Section 2.01(c).
           ________________

          "Single Employer Plan" means a single employer plan, as defined
           ____________________
     in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a
           _______       ________
     particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
     (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabil-ity of such Person on its debts as they become absolute and matured,
     (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Debt" means any Debt of the Borrower that is
           _________________
     subordinated to the Obligations of the Borrower under the Loan Docu-ments on, and that otherwise contains, terms and conditions satisfac-tory to the Required Lenders.

          "Subordinated Debt Documents" means all agreements, indentures
           ___________________________
     and instruments pursuant to which Subordinated Debt is issued.

          "Subsidiary" of any Person means any corporation, partnership,
           __________
     joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
     (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.
<PAGE #>
          "Subscription Agreement" means the Subscription Agreement, dated
           ______________________
     August 12, 1997, between Holdings and the Borrower.

          "Surviving Corporation" has the meaning specified in the Prelimi-
           _____________________
     nary Statements.

          "Tax Certificate" has the meaning specified in Section 5.03(n).
           _______________

          "Taxes" has the meaning specified in Section 2.11(a).
           _____

          "Tender Offer" has the meaning specified in the Preliminary
           ____________
     Statements.

          "Term A Advance" has the meaning specified in Section 2.01(a).
           ______________

          "Term A Borrowing" means a borrowing consisting of simultaneous
           ________________
     Term A Advances of the same Type made by the Lenders.

          "Term A Commitment" means, with respect to any Lender at any
           _________________
     time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to
     Section 8.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "Term A Facility" means, at any time, the aggregate amount of the
           _______________
     Lenders' Term A Commitments at such time.

          "Term A Note" means a promissory note of the Borrower payable to
           ___________
     the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended, supplemented or otherwise modified from time to time.

          "Term B Advance" has the meaning specified in Section 2.01(b).
           ______________

          "Term B Borrowing" means a borrowing consisting of simultaneous
           ________________
     Term B Advances of the same Type made by the Lenders.

          "Term B Commitment" means, with respect to any Lender at any
           _________________
     time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to
     Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "Term B Facility" means, at any time, the aggregate amount of the
           _______________
     Lenders' Term B Commitments at such time.

          "Term B Note" means a promissory note of the Borrower payable to
           ___________
     the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended, supplemented or otherwise modified from time to time.
<PAGE #>
          "Termination Date" means (a) with respect to the Term A Facility,
           ________________
     the earlier of February 12, 1998 and the date of termination in whole of the Term A Commitments pursuant to Section 2.04 or 6.01 and
     (b) with respect to the Term B Facility, the earliest of February 12, 1998, the date of consummation of the Merger and the date of termina-tion in whole of the Term B Commitments pursuant to Section 2.04 or 6.01.

          "Type" refers to the distinction between Term A Advances bearing
           ____
     interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

          "Voting Stock" means capital stock issued by a corporation, or
           ____________
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welsh Carson" means Welsh, Carson, Anderson & Stowe VII, L.P., a
           ____________
     Delaware limited partnership.

          "Welsh Carson Guaranty" has the meaning specified in Section
           _____________________
     3.01(m)(xii).

          "Welfare Plan" means a welfare plan, as defined in Section 3(1)
           ____________
     of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Withdrawal Liability" has the meaning specified in Part I of
           ____________________
     Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in
                         ___________________________
the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ________________
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").
  ____


                                ARTICLE II

                     AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  The Advances.  (a)  The Term A Advances.  Each
                         ____________        ___________________
Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Term A Advance") to the Borrower on any Business
                          ______________
Day during the period from the Effective Date hereof until the Termination Date in an amount not to exceed such Lender's unused Term A Commitment at such time. Each Term A Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Term A Advances made simultaneously by the Lenders ratably according to their Term A Commitments. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed.

          (b)  The Term B Advances.  Each Lender severally agrees, on the
               ___________________
terms and conditions hereinafter set forth, to make advances (each a "Term
                                                                      ____
B Advance") to the Borrower on any
_________
<PAGE #>
Business Day during the period from the Effective Date hereof until the date that is 10 days after the Effective Date, in an amount not to exceed the lesser of (i) such Lender's unused Term B Commitment at such time and
(ii) such Lenders pro rata share of the maximum loan value (as defined in Regulation U) of the Pledged Shares. Each Term B Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Term B Advances made simultaneously by the Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

          (c)  Set Aside of Term A Commitments.  (i)  So long as the Merger
               _______________________________
shall not have been consummated, the Term A Lenders' unused Term A Commit-ments shall be reserved in an aggregate amount equal to $9,000,000, ratably as to each such Lender in accordance with its Term A Commitment, and shall be available to be borrowed solely to fund the payment of interest on the Advances hereunder. The amount of Term A Commitments so reserved at any time pursuant to this Section 2.01(c) is referred to herein as the "Set-
                                                                    ____
Aside Amount".
____________

          SECTION 2.02.  Making the Advances.  (a)  Each Borrowing other
                         ___________________
than the Initial Extension of Credit shall be made on notice, given not later than 10:00 A.M. (Dallas, Texas time) on the third Business Day prior to the date of the proposed Borrowing, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telex or telecopier.
The Initial Extension of Credit shall be made on August 12, 1997 before 10:00 A.M. if notice is given on or before 9:00 A.M. (Dallas, Texas time) on August 12, 1997 and shall consist of Prime Rate Advances. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone,
                          ___________________
confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 10:00 A.M. (Dallas, Texas time) on the date of such Borrow-ing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Lenders. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account.

          (b) Anything in subsection (a) above to the contrary notwith-standing, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.08 or Section 2.09 and (ii) the Term A Advances may not be outstanding as part of more than five separate Borrowings and the Term B Advances may not be outstanding as part of more than two separate Borrowings.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limita-tion, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
<PAGE #>
          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this
Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purpos-es.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  Repayment of Advances.  (a)  Term A Advances.  The
                         _____________________        _______________
Borrower shall repay to the Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Term A Advances on the Termination Date (which amount shall be reduced as a result of the applica-tion of prepayments in accordance with the order of priority set forth in
Section 2.05).

          (b)  Term B Advances.  The Borrower shall repay to the Agent for
               _______________
the ratable account of the Lenders the aggregate outstanding principal amount of the Term B Advances on the Termination Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05).

          SECTION 2.04.  Termination or Reduction of the Commitments.  (a)
                         ___________________________________________
Optional.  The Borrower may, upon at least five Business Days' notice to
________
the Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments and the Term B Commitments; provided, however, that each
                                               ________  _______
partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
(ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility and (iii) in no event shall the Term A Commitments be reduced to an amount less than the Set-Aside Amount then in effect.

          (b)  Mandatory.  (i)  From time to time upon each repayment or
               _________
prepayment of the Term A Advances, the aggregate Term A Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

          (ii) From time to time upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.
<PAGE #>
          SECTION 2.05.  Prepayments.  (a)  Optional.  The Borrower may,
                         ___________        ________
upon at least five Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however,
                                                      ________  _______
that (x) each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and
(y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepay-ment of the Advances shall be applied first to the Term B Advances and
                                      _____
second to the Term A Advances.
______

          (b)  Mandatory.  (i)  The Borrower shall, on the date of receipt
               _________
of the Net Cash Proceeds by Holdings or the Borrower or any of its Subsid-iaries from (A) the sale, lease, transfer or other disposition of any assets of Holdings or the Borrower or any of their respective Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i) of Section 5.02(d)), (B) the incurrence or issuance by Holdings or the Borrower or any of their respective Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (i), (ii),
(iii) (but only until the fifth Business Day after receipt thereof) or
(iv)) of Section 5.02(b), (C) the sale or issuance by Holdings or the Borrower or any of their respective Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest and (D) any Extraordinary Receipt received by or paid to or for the account of Holdings or the Borrower or any of their respective Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first to the Term B Facility and second to the
                            _____                            ______
Term A Facility; provided, however, that notwithstanding such application,
                 ________  _______
if any prepayment of Debt of the type described in clause (iii) of Section 5.02(b) is required to be made prior to the Merger, then either (1) no such prepayment will be made and the Net Cash Proceeds of such Debt shall be applied to cash collateralize the Term A Facility or (2) such payment may be made if substitute collateral, in form reasonably acceptable to the Agent, for the Term A Facility is provided.

          (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.06.  Interest.  (a)  Scheduled Interest.  The Borrower
                         ________        __________________
shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i)  Prime Rate Advances.  For each Term B Advance, and during
               ___________________
     such periods as any Term A Advance shall be a Prime Rate Advance, a rate per annum equal at all times to the sum of (A) the Prime Rate in effect from time to time plus (B) the Applicable Margin in effect from
                              ____
     time to time, payable in arrears monthly on the day of each month during such periods and on the date such Prime Rate Advance shall be Converted (in the case of a Term A Advance) or paid in full.

          (ii) Eurodollar Rate Advances.  During such periods as any Term A
               ________________________
     Advance shall be a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of
     (A) the Eurodollar Rate for such Interest Period for such Advance plus
                                                                       ____
     (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of
<PAGE #>
     such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b)  Default Interest.  Upon the occurrence and during the
               ________________
continuance of an Event of Default, the Borrower shall pay interest on
(i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Prime Rate Advances pursuant to clause (a)(i) above.

          (c)  Notice of Interest Rate.  Promptly after receipt of a Notice
               _______________________
of Borrowing pursuant to Section 2.02(a), the Agent shall give notice to the Borrower and each Lender of the applicable interest rate determined by the Agent for purposes of clause (a)(i) or (ii).

          SECTION 2.07.  Agent's Fees.  The Borrower shall pay to the Agent
                         ____________
for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

          SECTION 2.08.  Conversion of Advances.  (a)  Optional.  The
                         ______________________        ________
Borrower may on any Business Day, upon notice given to the Agent not later than 10:00 A.M. (Dallas, Texas time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sec-
tions 2.06 and 2.09, Convert all or any portion of the Term A Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into
________  _______
Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under
Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)  Mandatory.  (i)  On the date on which the aggregate unpaid
               _________
principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $[2,000,000], such Advances shall automatically Convert into Prime Rate Advances.

          (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
<PAGE #>
Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.09.  Increased Costs, Etc.  (a)  If, due to either
                         ____________________
(i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.09 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend. A certifi-cate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmen-tal authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Prime Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          SECTION 2.10.  Payments and Computations.  (a)  The Borrower
                         _________________________
shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as
<PAGE #>
otherwise provided in Section 2.14), not later than 10:00 A.M. (Dallas, Texas time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its accep-tance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between them-selves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest and fees shall be made by the Agent on the basis of a year of 360 days for Eurodollar Rate Advances and 365 or 366 days, as applicable, for Prime Rate Advances, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such
                                    ________  _______
extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.11.  Taxes.  (a)  Any and all payments by the Borrower
                         _____
hereunder or under the Notes shall be made, in accordance with
Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withhold-ings, and all liabilities with respect thereto, excluding, in the case of
                                                _________
each Lender and the Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each
<PAGE #>
Lender, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower
                                                  _____
shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other
                                                                     _____
Taxes").
_____

          (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Sec-tion 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and
                                                      _____________
"United States person" shall have the meanings specified in Section 7701 of
 ____________________
the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided,
                                                                  ________
however, that, if at the date of the Assignment and Acceptance pursuant to
_______
which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any
<PAGE #>
form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential informa-tion.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the
 _____ ____
date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided,
                                                              ________
however, that should a Lender become subject to Taxes because of its
_______
failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          SECTION 2.12.  Sharing of Payments, Etc. If any Lender shall
                         ________________________
obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obliga-tions due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is
________  _______
thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchas-ing Lender) of any interest or other amount paid or payable by the purchas-ing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.13.  Use of Proceeds.  The proceeds of the Advances
                         _______________
shall be available (and the Borrower agrees that it shall use such pro-ceeds) solely to pay to the holders of the Company Stock (other than the Borrower) the cash consideration for their shares in the Tender Offer or Merger, pay interest on Borrowings hereunder, pay transaction fees and expenses and, subsequent to the Merger, for working capital purposes.
<PAGE #>
          SECTION 2.14.  Defaulting Lenders.  (a)  In the event that, at
                         __________________
any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and
(iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a).
The Borrower shall notify the Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Agent as specified in subsection (b) or (c) of this Sec-tion 2.14.

          (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Agent for the account of such Defaulting Lender, then the Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Agent shall be retained by the Agent or distributed by the Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Agent and the other Lenders, in the following order of priority:

          (i)  first, to the Agent for any Defaulted Amount then owing to
               _____
     the Agent; and

          (ii) second, to any other Lenders for any Defaulted Amounts then
               ______
     owing to such other Lenders, ratably in accordance with such respec-tive Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Agent pursuant to this subsection (b), shall be applied by the Agent as specified in subsection (c) of this Section 2.14.
<PAGE #>
          (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Agent to be held by the Agent, to the fullest extent permitted by applica-ble law, in escrow or the Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Agent in escrow under this subsection (c) shall be deposited by the Agent in an account with NationsBank, in the name and under the control of the Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be NationsBank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Agent in escrow under, and applied by the Agent from time to time in accordance with the provisions of, this subsection (c). The Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i)  first, to the Agent for any amount then due and payable by
               _____
     such Defaulting Lender to the Agent hereunder;

          (ii) second, to any other Lenders for any amount then due and
               ______
     payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

          (iii)     third, to the Borrower for any Advance then required to
                    _____
     be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Agent in escrow at such time with respect to such Lender shall be distributed by the Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this Section 2.14 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.


                                ARTICLE III

                           CONDITIONS OF LENDING

          SECTION 3.01.  Conditions Precedent to Initial Extension of
                         ____________________________________________
Credit.  The obligation of each Lender to make an Advance on the occasion
______
of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:
<PAGE #>
          (a) Holders of no fewer than the minimum number of shares of Company Stock specified in the Offer to Purchase shall have validly tendered such Company Stock pursuant to the Tender Offer and shall not have withdrawn such Company Stock; the Borrower shall have accepted such Company Stock for payment, and shall have paid the Depositary for such Company Stock, strictly in accordance with the terms of the Offer to Purchase and the Merger Agreement, without any waiver or amendment not consented to by the Lenders of any term, provision or condition set forth therein, and in compliance with all applicable laws; and the Lenders shall be satisfied in their sole discretion that the restric-tions in Section 203 of the Delaware General Corporation Law are not applicable to the purchase of the Company Stock or the Merger or that any conditions to avoiding the restrictions contained therein have been satisfied.

          (b) The Company's Board of Directors shall have approved the Tender Offer and the Merger and recommended that its shareholders tender their Company Stock pursuant to the Tender Offer, and such recommendation shall not have been withdrawn or qualified.

          (c) The Merger Agreement shall be in full force and effect and shall not have been terminated.

          (d) All shares of Company Stock owned by Affiliates of the Borrower shall have been contributed to the Borrower.

          (e) Holdings shall have received $60,000,000 in Net Cash Pro-ceeds of the sale of equity to be issued upon the Tender Offer, and all of such Net Cash Proceeds shall have been contributed by Holdings to the Borrower as equity and shall have been used by the Borrower solely to pay to the holders of the Company Stock (other than the Borrower) a portion of the cash consideration for their shares in the Tender Offer and to pay transaction fees and expenses.

          (f) The aggregate amount of transaction fees and expenses payable by or on behalf of the Borrower, the Company or any of its Subsidiaries to each of the Persons rendering advice or providing services or financing in connection with the Tender Offer shall not exceed $6,000,000.

          (g) The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and of its Subsidiar-ies, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and each such Subsid-iary and of each agreement or instrument relating to such structure or capitalization.

          (h)  [Intentionally Omitted]

          (i) Before giving effect to the Tender Offer and the other transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since December 31, 1996.

          (j) There shall exist no action, suit, investigation, litigation or proceeding affecting Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Tender Offer, the Merger, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.
<PAGE #>
          (k) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe (i) that the information, exhibits and reports furnished to the Lenders prior to issuing their Commitments (the "Pre-Commitment
                                                          ______________
     Information") was or has become misleading, incorrect or incomplete in
     ___________
     any material respect, (ii) that the Company does not have good and marketable title to all material assets of the Company and its Subsid-iaries reflected in the Pre-Commitment Information and (iii) that the Tender Offer or the Merger will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries as they shall have requested.

          (l) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

          (m) The Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

               (i)  The Notes payable to the order of the Lenders.

               (ii) Certified copies of the resolutions of the Board of Directors of Holdings and the Borrower, approving the Tender Offer, the Merger, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Tender Offer, the Merger, this Agreement, the Notes, each other Loan Document and each Related Document.

               (iii) Certified copies of the resolutions of the Board of Directors of the Company approving the Tender Offer, the Merger and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Tender Offer, the Merger and each Related Document.

               (iv) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the date of the Initial Extension of Credit, listing the charter of Holdings, the Borrower and the Company and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to Holdings', the Borrower's or the Company's charter on file in his office, (B) Holdings, the Borrower and the Company have paid all franchise taxes to the date of such certif-icate and (C) Holdings, the Borrower and the Company are duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

               (v) A certificate of the Borrower, signed on behalf of the Borrower and Holdings by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certif-icate shall be true on and as of the date of the Initial Exten-sion of Credit), certifying as to (A) the absence of any amend-ments to the charter of the Borrower or Holdings since the date of the Secretary of State's certificate referred to in
          Section 3.01(m)(v), (B) a true and correct copy of the bylaws of the Borrower and Holdings as in effect on the date of the
<PAGE #>
          Initial Extension of Credit, (C) the due incorporation and good standing of the Borrower and Holdings as a corporation organized under the laws of the State of Delaware, and the absence of any proceeding for the dissolution or liquidation of the Borrower,
          (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (vi) A certificate of the Secretary or an Assistant Secre-tary or other authorized officer of the Borrower and Holdings certifying the names and true signatures of the officers of the Borrower and Holdings authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

               (vii) A pledge agreement in substantially the form of Exhibit D hereto as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Borrower
                                                               ________
          Pledge Agreement"), duly executed by the Borrower, together with:
          ________________

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                    (B) duly executed proper financing statements, to be filed under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Borrower Pledge Agreement, covering the Collateral described in the Borrower Pledge Agreement, and

                    (C) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Borrower Pledge Agreement has been taken.

               (viii) A pledge agreement in substantially the form of Exhibit E hereto as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings
                                                               ________
          Pledge Agreement"), duly executed by Holdings, together with:
          ________________

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                    (B) duly executed proper financing statements, to be filed under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Holdings Pledge Agreement, covering the Collateral described in the Holdings Pledge Agreement, and

                    (C) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Holdings Pledge Agreement has been taken.
<PAGE #>
               (ix) A security agreement in substantially the form of Exhibit F hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security
                                                               ________
          Agreement"), duly executed by the Borrower and Holdings, together
          _________
          with:

                    (A) duly executed proper financing statements, to be filed under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                    (B) copies of the Assigned Agreements referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Borrower, and

                    (C) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

               (x) A guaranty in substantially the form of Exhibit G hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings Guaranty"),
                                                     _________________
          duly executed by Holdings.

               (xi) A guaranty in substantially the form of Exhibit H hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Welsh Carson Guaran-
                                                     ____________________
          ty"), duly executed by Welsh Carson.
          __

               (xii) Federal Reserve Forms U-1 provided for in Regula-tion U, the statements made in which shall be such as to permit the transactions contemplated hereby in accordance with Regula-tion U.

               (xiii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection there-with.

               (xiv) Certificates in form and substance satisfactory to the Agent, attesting to the Solvency of Holdings and the Surviv-ing Corporation on a pro forma basis after giving effect to the Merger and the other transactions contemplated hereby, from the chief financial officers of Holdings and the Borrower.

               (xv) A favorable opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Loan Parties, in substantially the form of Exhibit I hereto and as to such other matters as any Lender through the Agent may reasonably request.

               (xvi) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          SECTION 3.02.  Conditions Precedent to Each Borrowing.  The
                         ______________________________________
obligation of each Lender to make an Advance on the occasion of each Borrowing (including the Initial Extension of Credit)
<PAGE #>
shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representa-tion and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

          SECTION 3.03.  Determinations Under Section 3.01.  For purposes
                         _________________________________
of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplat-ed by the Loan Documents shall have received notice from such Lender prior to the Initial Extension of Credit specifying its objection thereto and such Lender shall not have made available to the Agent such Lender's ratable portion of such Borrowing.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrower.
                         ______________________________________________
The Borrower represents and warrants as follows:

          (a) Each Loan Party (i) is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of Holdings has been validly issued, is fully paid and non-assessable and is owned by the Equity Investors or other Persons in the amounts specified on Schedule 4.01(a) hereto, and all of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by Holdings, in each case free and clear of all Liens, except those created under the Collateral Documents.

          (b) The Borrower has no Subsidiaries, other than, following the consummation of the Tender Offer, the Company and its Subsidiaries.
<PAGE #>
          (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consumma-tion of the Tender Offer, the Merger and the other transactions contemplated hereby, are within such Loan Party's corporate or part-nership powers, have been duly authorized by all necessary corporate or partnership action, and do not (i) contravene such Loan Party's charter or bylaws or other organizational documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, except, with respect to the consummation of the Tender Offer and the Merger, as set forth in the Schedules to the Merger Agreement or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Neither Welsh Carson, any other Loan Party nor any of such other Loan Party's Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agree-ment, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Tender Offer, the Merger or the other transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) except for the filing of UCC-1 financing statements, the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents except for the autho-rizations, approvals, actions, notices and filings listed on Sched-ule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Tender Offer and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materi-ally adverse conditions upon the Tender Offer or the rights of Welsh Carson, the other Loan Parties or such other Loan Party's Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) The Consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1996, and the related Consolidated statement of income and Consolidated statement
<PAGE #>
     of cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Peat Marwick LLP, independent public accountants, and the Consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1997, and the related Consolidated statement of income and Consolidated statement of cash flows of the Company and its Subsidiaries for the three months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 1997, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1996, there has been no Material Adverse Change.

          (g) The Consolidated pro forma balance sheet of Holdings, the Borrower, the Company, and their respective Subsidiaries as at March 31, 1997, and the related Consolidated pro forma statement of income of Holdings, the Borrower, the Company and their respective Subsidiar-ies for the three months then ended, copies of which have been fur-nished to each Lender, fairly present the Consolidated pro forma financial condition of Holdings, the Borrower, the Company and their respective Subsidiaries as at such date and the Consolidated pro forma results of operations of Holdings, the Borrower and their respective Subsidiaries for the period ended on such date, in each case giving effect to the Tender Offer, the Merger and the other transactions contemplated hereby, all in accordance with GAAP.

          (h) The Consolidated forecasted balance sheets, income state-ments and cash flows statements of Holdings, the Borrower, the Company and their respective Subsidiaries delivered to the Lenders as part of the Pre-Commitment Information were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (i) Neither the Pre-Commitment Information nor any other infor-mation, exhibit or report furnished by any Loan Party to the Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circum-stances under which they were made, not misleading.

          (j) There is no action, suit, investigation, litigation or proceeding affecting Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbi-trator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforce-ability of the Tender Offer, the Merger, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

          (k) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, other than the Company Stock.

          (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase
<PAGE #>
     or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, other than the Company Stock.

          (m) To the best knowledge of the Borrower, all representations and warranties of the Company contained in the Merger Agreement are true and correct.

          (n) Neither the business nor the properties of Welsh Carson or any other Loan Party (other than the Company) or any of such other Loan Party's Subsidiaries nor, to best knowledge of the Borrower, the Company, are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

          (o) None of Holdings, the Borrower or any of their respective Subsidiaries (other than the Company) nor, to the best knowledge of the Borrower, the Company is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

          (p) The Collateral Documents create a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, upon the filing of UCC-1 financing statements as described in the Borrower Pledge Agreement, the Holdings Pledge Agreement and the Security Agreement and the Agent having possession of the certificates representing the Pledged Shares and the instruments representing the Pledged Debt as contemplated by the Collateral Documents, all filings and other actions necessary or desirable to perfect and protect a first priority security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

          (q) Holdings, the Borrower and each of their respective Subsid-iaries and Affiliates (other than the Company) and, to the best knowledge of the Borrower, the Company has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except as set forth in the Disclosure Schedule to the Merger Agreement.

          (r) The Merger will not be taxable to the Company or any of its Subsidiaries or Affiliates.

          (s) Neither Holdings, the Borrower, the Company nor any of their respective Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "invest-ment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (t) Each Loan Party is, individually and together with its Subsidiaries, Solvent.
<PAGE #>
          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Existing Debt, showing as of July 31, 1997 the principal amount outstanding thereunder. As of the date hereof, the aggregate principal amount of all Existing Debt does not exceed the amount shown on such Schedule.


                                 ARTICLE V

                         COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance
                         _____________________
shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a)  Compliance with Laws, Etc.  Comply, and, from and after the
               _________________________
     Control Date, cause the Company and each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limita-tion, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b)  Payment of Taxes, Etc.  Pay and discharge, and, from and
               _____________________
     after the Control Date, cause the Company and each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that
                                             ________  _______
     neither the Borrower, nor the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceed-ings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c)  Compliance with Environmental Laws.  Comply, and, from and
               __________________________________
     after the Control Date, cause the Company and each of its Subsidiaries and all lessees and other Persons operating or occupying its proper-ties to comply, in all material respects, with all applicable Environ-mental Laws and Environmental Permits; obtain and renew and, from and after the Control Date, cause the Company and each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and, from and after the Control Date, cause the Company and each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided,
                                                                 ________
     however, that neither the Borrower nor the Company nor any of its
     _______
     Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropri-ate reserves are being maintained with respect to such circumstances.

          (d)  Maintenance of Insurance.  Maintain, and, from and after the
               ________________________
     Control Date, cause the Company and each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, the Company or such Subsidiary operates.
<PAGE #>
          (e)  Preservation of Corporate Existence, Etc.  Preserve and
               ________________________________________
     maintain, and, from and after the Control Date, cause the Company and each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however,
                                                     ________  _______
     that the Borrower and the Company may consummate the Merger and provided further that neither the Borrower nor the Company nor any of
     ________ _______
     its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower, the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, the Company, such Subsidiary or the Lenders.

          (f)  Visitation Rights.  At any reasonable time and from time to
               _________________
     time, permit the Agent or any of the Lenders or any agents or repre-sentatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors and with its indepen-dent certified public accountants and, from and after the Control Date, cause the Company and each of its Subsidiaries to permit the Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g)  Preparation of Environmental Reports.  At the request of the
               ____________________________________
     Agent from time to time, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any properties of the Borrower or, from and after the Control Date, the Company or any of its Subsidiaries, prepared by an environmental consulting firm acceptable to the Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants to the Agent, the Lend-ers, such firm and any agents or representatives thereof an irrevoca-ble non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

          (h)  Keeping of Books.  Keep, and, from and after the Control
               ________________
     Date, cause the Company and each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, the Company and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (i)  Maintenance of Properties, Etc.  Maintain and preserve, and,
               ______________________________
     from and after the Control Date, cause the Company and each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (j)  Compliance with Terms of Leaseholds.  From and after the
               ___________________________________
     Control Date, cause the Company and each of its Subsidiaries to make all payments and to otherwise perform all obligations in respect of all leases of real property to which the Company or any of its Subsid-iaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be
<PAGE #>
     terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agent of any default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (k)  Performance of Related Documents.  Perform and observe, and,
               ________________________________
     from and after the Control Date, cause the Company and its Subsidiar-ies to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect (other than the Offer to Purchase or any other Related Document which expires in accordance with its terms), enforce such Related Document in accordance with its terms, take all such action to such end as may be requested from time to time by the Agent and, upon request of the Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower, the Company or such Subsidiary is entitled to make under such Related Document.

          (l)  Transactions with Affiliates.  Conduct, and, from and after
               ____________________________
     the Control Date, cause the Company and each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower, the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (m)  Conditions Subsequent to Initial Extension of Credit.
               ____________________________________________________
     Deliver to the Agent as soon as possible and in any event within 45 days after the Initial Extension of Credit (or such later date as may be agreed by the Borrower and the Agent):

               (i) acknowledgment copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and securi-ty interests created under the Collateral Documents, covering the Collateral described therein, and

               (ii) completed requests for information, listing the financ-ing statements referred to in clause (i) above and all other effective financing statements filed in the jurisdictions re-ferred to in clause (i) above that name Holdings or the Borrower as debtor, together with copies of such financing statements.


          SECTION 5.02.  Negative Covenants.  So long as any Advance shall
                         __________________
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

          (a)  Liens, Etc.  Create, incur, assume or suffer to exist, or,
               __________
     from or after the Control Date, permit the Company or any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or, from or after the Control Date, permit the Company or any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdic-tion, a financing statement that names the Borrower, the Company or any of its Subsidiaries as debtor, or sign or suffer to exist, or, from or after the Control Date, permit the Company or any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or, from or after the Control Date, permit the Company or any of its Subsidiaries to
<PAGE #>
     assign, any accounts or other right to receive income, excluding,
                                                            _________
     however, from the operation of the foregoing restrictions the follow-
     _______
     ing:

               (i)  Liens created under the Loan Documents;

               (ii) financing statements reasonably requested by lessors with respect to operating leases entered into in the ordinary course of business; and

               (iii) in the case of the Company and any of its Subsid-iaries, Liens existing on the property of the Company or any of its Subsidiaries on the date hereof and Permitted Liens arising in the ordinary course of business and in a manner and to an extent consistent with its past practice and necessary or desir-able for the prudent operation of its business, unless objected to by the Agent.

          (b)  Debt.  Create, incur, assume or suffer to exist, or, from
               ____
     and after the Control Date, permit the Company or any of its Subsid-iaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)  Debt under the Loan Documents or the Merger Agreement;

               (ii) [Intentionally Omitted];

               (iii) in the case of the Borrower, Subordinated Debt owing to Holdings in an aggregate amount not to exceed $60,000,000, on subordination and other terms and conditions acceptable to the Lenders, evidenced by an instrument and pledged to the Lenders pursuant to the Holdings Pledge Agreement; and

               (iv) in the case of Subsidiaries of the Company organized outside of the United States, unsecured Debt incurred in the ordinary course of business in an aggregate amount for all such Subsidiaries not to exceed $7,500,000 at any time outstanding and guaranties thereof by the Borrower to the extent such guaranties are in effect on the date hereof.

          (c)  Mergers, Etc.  Merge into or consolidate with any Person or
               ____________
     permit any Person to merge into it, or, from and after the Control Date, permit the Company or any of its Subsidiaries to do so, except that the Borrower and the Company may consummate the Merger; provided,
                                                                  ________
     however, that immediately after giving effect thereto, no event shall
     _______
     occur and be continuing that constitutes a Default.

          (d)  Sales, Etc. of Assets.  Sell, lease, transfer or otherwise
               _____________________
     dispose of, or, from and after the Control Date, permit the Company or any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than sales of inventory to be sold or intellectual property to be licensed in the ordinary course of its business, except, in the case of the Company and any of its Subsidiaries, (i) sales of inventory or intellectual property to be licensed in the ordinary course of business in a manner and to an extent consistent with its past practice and necessary or desirable for the prudent operation of its business and (ii) sales of assets for fair value and for cash in an aggregate amount not to exceed $500,000 in any year; provided that in the case of sales of assets pursuant to
                  ________
     clause (ii) above, the Borrower shall, on the date of receipt by the Borrower or any of its
<PAGE #>
     Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.05(b)(i), as specified therein.

          (e)  Investments in Other Persons.  Make or hold, or, from and
               ____________________________
     after the Control Date, permit the Company or any of its Subsidiaries to make or hold, any Investment in any Person, other than the purchase by the Borrower of the Company Stock in the Tender Offer and Invest-ments by the Company and its Subsidiaries in their Subsidiaries outstanding on the date hereof; provided, however, that nothing in
                                     ________  _______
     this subsection shall prevent the Company and its Subsidiaries from investing in Cash Equivalents in an aggregate principal amount not to exceed $90,000,000 at any time outstanding or prevent the Company from making guaranties as permitted by Section 5.02(b)(iv).

          (f)  Dividends, Etc.  Declare or pay any dividends, purchase,
               ______________
     redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options (other than as contemplated by the Merger Agreement), obligations or securities to its stockholders as such or issue or sell any capital stock (other than to Holdings as contemplat-ed by the Merger Agreement) or any warrants, rights or options to acquire such capital stock, or, from and after the Control Date (other than as contemplated by the Merger Agreement), permit the Company or any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing or would result therefrom, the Company's Subsidiar-ies may pay cash dividends to the Company and the Borrower may make distributions to the holders of the Company Stock in connection with the Merger.

          (g)  Change in Nature of Business.  Make, or, from and after the
               ____________________________
     Control Date, permit the Company or any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (h)  Charter Amendments.  Amend, or, from and after the Control
               __________________
     Date, permit the Company or any of its Subsidiaries to amend, its certificate of incorporation or bylaws.

          (i)  Accounting Changes.  Make or permit, or, from and after the
               __________________
     Control Date, permit the Company or any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles or (ii) Fiscal Year.

          (j)  Prepayments, Etc. of Debt.  Prepay, redeem, purchase,
               _________________________
     defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement and (ii) in the case of the Company and any of its Subsidiaries, regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or, from and after the Control Date, permit the Company or any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.
<PAGE #>
          (k)  Amendment, Etc. of Related Documents.  Cancel or terminate
               ____________________________________
     any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of the Borrower thereunder or that would impair the rights or inter-ests of the Agent or any Lender, or, from and after the Control Date, permit the Company or any of its Subsidiaries to do any of the forego-ing.

          (l)  Negative Pledge.  Enter into or suffer to exist, or, from
               _______________
and after the Control Date, permit the Company or any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with any Surviving Debt.

          (m)  Partnerships, Etc.  Become a general partner in any general
               _________________
     or limited partnership or joint venture, or, from and after the Control Date, permit the Company or any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

          (n)  Speculative Transactions.  Engage, or, from and after the
               ________________________
     Control Date, permit the Company or any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (o)  Capital Expenditures.  Make, or, from and after the Control
               ____________________
     Date, permit the Company or any of its Subsidiaries to make, any Capital Expenditures other than, in the case of the Company and any of its Subsidiaries, Capital Expenditures made in the ordinary course of business in an aggregate amount not to exceed $2,000,000 from and after the Control Date.

          SECTION 5.03.  Reporting Requirements.  So long as any Advance
                         ______________________
shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Lenders:

          (a)  Default Notice.  As soon as possible and in any event within
               ______________
     two days after the occurrence of each Default or any event, develop-ment or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (b)  Quarterly Financials.  As soon as available and in any event
               ____________________
     within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower, the Company and its Subsidiaries as of the end of such quarter and Consol-idated statement of income and a Consolidated statement of cash flows of the Borrower, the Company and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower, the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has
<PAGE #>
     occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

          (c)  Annual Financials.  As soon as available and in any event
               _________________
     within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower, the Company and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower, the Company and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG Peat Marwick LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower, the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof and (ii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a state-ment as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

          (d)  ERISA Events and ERISA Reports.  Promptly and in any event
               ______________________________
     within 10 days after the Borrower, the Company or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, the Company or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (e)  Plan Terminations.  Promptly and in any event within two
               _________________
     Business Days after receipt thereof by the Borrower, the Company or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

          (f)  Actuarial Reports.  Promptly upon receipt thereof by the
               _________________
     Borrower, the Company or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000.

          (g)  Plan Annual Reports.  Promptly and in any event within 30
               ___________________
     days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (h)  Multiemployer Plan Notices.  Promptly and in any event
               __________________________
     within five Business Days after receipt thereof by the Borrower, the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdraw-al Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by the Borrower, the Company or any ERISA Affiliate in connection with any event described in clause (i) or (ii).
<PAGE #>
          (i)  Litigation.  Promptly after the commencement thereof, notice
               __________
     of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Holdings, the Borrower, the Company or any of their respective Subsid-iaries of the type described in Section 4.01(j).

          (j)  Securities Reports.  Promptly after the sending or filing
               __________________
     thereof, copies of all proxy statements, financial statements and reports that Holdings, the Borrower, the Company or any of their respective Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration state-ments, that Holdings, the Borrower, the Company or any of their respective Subsidiaries files with the Securities and Exchange Commis-sion or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (k)  Creditor Reports.  Promptly after the furnishing thereof,
               ________________
     copies of any statement or report furnished to any other holder of the securities of Holdings, the Borrower, the Company or any of their respective Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Sec-tion 5.03.

          (l)  Agreement Notices.  Promptly upon receipt thereof, copies of
               _________________
     all notices, requests and other documents received by Holdings, the Borrower, the Company or any of their respective Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement and, from time to time upon request by the Agent, such information and reports regarding the Related Documents as the Agent may reasonably request.

          (m)  Revenue Agent Reports.  Within 10 days after receipt, copies
               _____________________
     of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Company is a member aggregating $1,000,000 or more.

          (n)  Tax Certificates.  Promptly, and in any event within five
               ________________
     Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the
                     _______________
     chief financial officer of the Borrower, stating that the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Company is a member has paid to the Inter-nal Revenue Service or other taxing authority, or to the Borrower, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year.

          (o)  Environmental Conditions.  Promptly after the assertion or
               ________________________
     occurrence thereof, notice of any Environmental Action against or of any noncompliance by Holdings, the Borrower, the Company or any of their respective Subsidiaries with any Environmental Law or Environ-mental Permit that could reasonably be expected to have a Material Adverse Effect.

          (p)  Other Information.  Such other information respecting the
               _________________
     business, condition (financial or otherwise), operations, performance, properties or prospects of Holdings, the Borrower, the Company or any of their respective Subsidiaries as any Lender (through the Agent) may from time to time reasonably request.

<PAGE #>
                                ARTICLE VI

                             EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         _________________
("Events of Default") shall occur and be continuing:
  _________________

          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrow-er shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 3 Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, 5.01(e), (f), (g) or
     (l), 5.02 or 5.03; or

          (d) any Loan Party shall fail to perform any other term, cove-nant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

          (e) any of Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regu-larly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturi-ty thereof; or

          (f) any of Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any of Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, ar-rangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganiza-tion or relief of debtors, or seeking the entry of an order for relief or the appointment
<PAGE #>
     of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceed-ing instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiv-er, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or of Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any of Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries and either
     (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against Welsh Carson, any other Loan Party or any of such other Loan Party's Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (j)  any Collateral Document after delivery thereof pursuant to
     Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (k) (i) the Equity Investors shall at any time for any reason cease to be the direct or indirect legal and beneficial owners of at least 51% of the outstanding Voting Stock of Holdings and the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Holdings or the Company or other individuals subsequently designated by the Equity Investors shall cease for any reason to constitute a majority of the board of directors of Holdings or the Company; or (iii) any Person or two or more Persons acting in concert, other than the Equity Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings or the Company; or (iv) Holdings shall cease to be the legal and benefi-cial owner of all of the outstanding capital stock of the Borrower; or

          (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or
<PAGE #>
          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganiza-tion or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry
          ________  _______
of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                ARTICLE VII

                                 THE AGENT

          SECTION 7.01.  Authorization and Action.  Each Lender hereby
                         ________________________
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that
                                                   ________  _______
the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Documentation Agent, as such, shall have no such duties or responsibilities hereunder.

          SECTION 7.02.  Agent's Reliance, Etc.  Neither the Agent nor any
                         _____________________
of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful
<PAGE #>
misconduct.  Without limitation of the generality of the foregoing, the
Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents;
(d) shall not have any duty to ascertain or to inquire as to the perfor-mance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03.  NationsBank and Affiliates.  With respect to its
                         __________________________
Commitments, the Advances made by it and the Notes issued to it, NationsBank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders Parties" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if NationsBank were not the Agent and without any duty to account therefor to the Lenders.

          SECTION 7.04.  Lender Credit Decision.  Each Lender acknowledges
                         ______________________
that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and informa-tion as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05.  Indemnification.  Each Lender severally agrees to
                         _______________
indemnify the Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provid-
                                                                   _______
ed, however, that no Lender shall be liable for any portion of such
__  _______
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective
<PAGE #>
Lenders and (b) the aggregate unused portions of their respective Term A Commitments and Term B Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 7.06.  Successor Agents.  The Agent may resign at any
                         ________________
time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appoint-ment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                               ARTICLE VIII

                               MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         _______________
provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however,
                                                       ________  _______
that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Default-ing Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of either Guarantor under Section 1 of the Guaranties or otherwise limit the Guarantors' liability with respect to the Obligations owing to the Agent and the Lenders, (iv) release any material portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material
<PAGE #>
portion of the Collateral in any transaction or series of related transac-tions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents and other than Debt owing to any other Person, provided that, in the case of any Lien on any material portion of
        ________
the Collateral to secure Debt owing to any other Person, (A) the Borrower shall, on the date such Debt shall be incurred or issued, prepay the Advances pursuant to, and in the order of priority set forth in, Sec-
tion 2.05(b)(i) in an aggregate principal amount equal to the amount of such Net Cash Proceeds to the extent required to do so under Section 2.05(b)(i), (B) such Lien shall be subordinated to the Liens created under the Loan Documents on terms acceptable to the Required Lenders and (C) the Required Lenders shall otherwise permit the creation, incurrence, assump-tion or existence of such Lien and, to the extent not otherwise permitted under Section 5.02(b), of such Debt, (v) amend this Section 8.01,
(vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or (ix) limit the liability of any Loan Party under any of the Loan Documents; and provided further that
                                                    ________ _______
no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

          SECTION 8.02.  Notices, Etc.  All notices and other communica-
                         ____________
tions provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at c/o Welsh, Carson, Anderson & Stowe VII L.P., 320 Park Avenue, Suite 2500, New York, NY 10022 Attention: Patrick J. Welsh; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 901 Main Street, 14th Floor, Dallas, Texas 75202, Attention: Gilda Digges; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and deliv-ered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03.  No Waiver; Remedies.  No failure on the part of
                         ___________________
any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to
                         __________________
pay on demand (i) all costs and expenses of the Agent and, in the case of clause (A), the Documentation Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any
<PAGE #>
events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Lenders in connection with the enforce-ment of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party")
                                                     _________________
from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investiga-tion, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Tender Offer and the Merger and any of the other transactions contemplated hereby) by the Equity Investors or any of their Subsidiaries or Affiliates of all or any portion of the stock or substantially all the assets of the Company or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of compe-tent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of any investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender, in its sole discretion.
<PAGE #>
          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.11 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 8.05.  Right of Set-off.  Upon (a) the occurrence and
                         ________________
during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its respective Affili-ates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender, irre-spective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give
                              ________  _______
such notice shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limita-tion, other rights of set-off) that such Lender and its respective Affili-ates may have.

          SECTION 8.06.  Binding Effect.  This Agreement shall become
                         ______________
effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07.  Assignments and Participations.  (a)  Each Lender
                         ______________________________
may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such
                               ________  _______
assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities,
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000,
(iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Accep-tance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining
<PAGE #>
portion of an assigning Lender's rights and obligations under this Agree-ment, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d)  The Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and address-es of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The
                                                       ________
entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the informa-tion contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.
<PAGE #>
          (f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that
                                                  ________  _______
(i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participa-tion, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantial-ly all of the Collateral.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to
                                        ________  _______
any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limita-tion, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08.  Execution in Counterparts.  This Agreement may be
                         _________________________
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.9.  Confidentiality.  Neither the Agent nor any Lender
                        _______________
shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regula-tion or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 8.10.  Jurisdiction, Etc.  (a)  Each of the parties
                         _________________
hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the
<PAGE #>
judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconve-nient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.11.  Governing Law.  This Agreement and the Notes shall
                         _____________
be governed by, and construed in accordance with, the laws of the State of New York.

<PAGE #>
          SECTION 8.12.  Waiver of Jury Trial.  Each of the Borrower, the
                         ____________________
Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   CDSI ACQUISITION CORP.


                                   By
                                       Title:


                                   NATIONSBANK OF TEXAS, N.A., as Agent


                                   By
                                       Title:


                                   THE BANK OF NOVA SCOTIA,
                                        as Documentation Agent


                                   By
                                       Title:


                              Initial Lenders


                                   NATIONSBANK OF TEXAS, N.A.


                                   By
                                       Title:


                                   THE BANK OF NOVA SCOTIA


                                   By
                                       Title: